                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ____ )

Filed by the Registrant:                     /X/

Filed by a Party other than the Registrant:  / /


Check the appropriate box:

/ /  Preliminary Proxy Statement

/X/  Definitive Proxy Statement

/X/  Definitive Additional Materials

/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                              WEITEK CORPORATION
                ----------------------------------------------
               (Name of Registrant as specified in its charter)


                     PAUL K. KIDMAN, DIRECTOR OF FINANCE
                   ----------------------------------------
                  (Name of person(s) filing proxy statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14-a6(i)(4) and 0-11.


     (1)  Title of each class of securities to which transaction applies:

          -------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          -------------------------------------------------------------------
     (3)  Per unit price or other underlying value of transaction computed
          pursuant to Exchange Act Rule 0-11: $                          (A)
                                               ------------------------------
     (4)  Proposed maximum aggregate value of transaction: $
                                                            -----------------

- ------------
(A) Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
                                                        -----------------------
     (2)  Form, Schedule or Registration Statement No.:
                                                        -----------------------
     (3)  Filing Party:
                        -------------------------------------------------------
     (4)  Date Filed:
                        -------------------------------------------------------

                               WEITEK CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 JULY 26, 1995

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN, that the 1995 Annual Meeting of Shareholders of Weitek Corporation, a California corporation (the "Company" or "Weitek"), will be held on July 26, 1995, at 3:00 p.m. at the Company's principal executive office at 1060 E. Arques Avenue, Sunnyvale, California 94086, for the following purposes:

          1. To elect five directors to serve for the following year and until their successors are duly elected;

          2. To approve amendment of the Company's 1991 Stock Option Plan (i) to increase the number of shares subject to, and to alter the terms of, options which are automatically granted to Outside Directors of the Company and (ii) to provide a limitation on the number of shares that may be granted to any optionee during any single fiscal year in order to preserve certain federal income tax deductions for the Company.

          3. To ratify the appointment of Price Waterhouse LLP as independent accountants of the Company for the year ending December 31, 1995; and

          4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on May 31, 1995, are entitled to notice of and to vote at the meeting.

     All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she previously returned a Proxy.

                                          Sincerely,

                                          PAUL K. KIDMAN
                                          Secretary

Sunnyvale, California
June 12, 1995

                               WEITEK CORPORATION
                            ------------------------

                                PROXY STATEMENT

                      1995 ANNUAL MEETING OF SHAREHOLDERS

                                 JULY 26, 1995

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of Weitek Corporation (the "Company") for the Annual Meeting of Shareholders to be held on July 26, 1995, at 3:00 p.m. at the Company's executive offices at 1060 E. Arques Avenue, Sunnyvale, California 94086, or any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting.

     These Proxy solicitation materials were mailed on or about June 12, 1995 to all shareholders entitled to vote at the meeting.

RECORD DATE; OUTSTANDING SHARES

     Only shareholders of record at the close of business on May 31, 1995, are entitled to receive notice of and to vote at the meeting. The outstanding voting securities of the Company as of such date consisted of 8,411,615 shares of Common Stock. For information regarding holders of more than five percent of the outstanding Common Stock, see "Security Ownership of Certain Beneficial Owners and Management."

REVOCABILITY OF PROXIES

     The enclosed Proxy is revocable at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. If a person who has executed and returned a proxy is present at the meeting and wishes to vote in person, he or she may elect to do so and thereby suspend the power of the proxy holders to vote his or her proxy.

VOTING AND SOLICITATION

     Every shareholder voting at the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder desires, provided that votes cannot be cast for more than the number of directors to be elected. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate the shareholder's votes. On all other matters, each share is entitled to one vote.

     The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation personally or by telephone, telecopy, or telegram.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's 1996 Annual Meeting must be received by the Company no later than February 12, 1996 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of May 31, 1995 certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director and nominee to become a director of the Company, (iii) the Chief Executive Officer and each of the other five most highly compensated executive officers of the Company (the "Named Executive Officers") and (iv) all directors and executive officers as a group. Except as otherwise noted below, the Company knows of no agreements among its shareholders which relate to voting or investment power of its shares of Common Stock.

                                                                     SHARES OF COMMON
                                                                    STOCK BENEFICIALLY
                                                                         OWNED(1)
                                                                  ----------------------
                   DIRECTORS, EXECUTIVE OFFICERS AND                          PERCENTAGE
                       FIVE PERCENT SHAREHOLDERS                   NUMBER     OWNERSHIP
        --------------------------------------------------------  --------    ----------
        Willoughby, Holin, Harris & Rentner, Inc................   935,350       11.1%
          4440 PGA Blvd. #308,
          Palm Beach Gardens, FL 33410
        Dimensional Fund Advisors...............................   477,800        5.7%
          1299 Ocean Ave. 11th Floor,
          Santa Monica, CA 90401
        Arthur J. Collmeyer(2)..................................   268,450        3.2%
        Barry L. Cox(3).........................................   229,222        2.7%
        Benjamin M. Warren(4)...................................    88,425        1.0%
        Howard J. Gopen(5)......................................    74,000       *
        Allen R. Samuels(6).....................................    69,447       *
        John H. Steinhart(7)....................................    64,074       *
        Jack C. Carsten(8)......................................    59,500       *
        James L. Patterson(9)...................................    56,571       *
        W. Frank King, III(10)..................................    34,250       *
        David L. Gellatly.......................................        --      --
        Timothy J. Propeck......................................        --      --
        All directors and executive officers as a group
          (11 persons)(11)......................................   943,939       10.5%

- ---------------

  *  Less than one percent.

 (1) Beneficial Ownership is defined as shares owned plus options that are exercisable, but not necessarily vested, on or before July 31, 1995.

 (2) Includes 6,000 shares subject to options exercisable on or before July 31, 1995, of which 1,000 will be vested as of such date and the remaining 5,000 would be subject to repurchase by the Company until vested; also includes 58,000 shares held in trust for the benefit of Dr. Collmeyer's children. Dr. Collmeyer disclaims beneficial ownership of shares held in trust for the benefit of his children.

 (3) Includes 220,000 shares subject to options exercisable on or before July 31, 1995, of which 99,667 will be vested as of such date and the remaining 120,333 would be subject to repurchase by the Company until vested.

 (4) Includes 84,000 shares subject to options exercisable on or before July 31, 1995, of which 19,549 will be vested as of such date and the remaining 64,451 would be subject to repurchase by the Company until vested; also includes 2,000 shares owned by Mr. Warren's child. Mr. Warren disclaims beneficial ownership of shares held by his children.

 (5) Represents 74,000 shares subject to options exercisable on or before July 31, 1995, of which 26,708 will be vested as of such date and the remaining 47,292 would be subject to repurchase by the Company until vested.

 (6) Includes 66,571 shares subject to options exercisable on or before July 31, 1995, of which 31,571 will be vested as of such date and the remaining 35,000 would be subject to repurchase by the Company until vested.

 (7) Includes 59,416 shares subject to options exercisable on or before July 31, 1995, all of which will be vested as of such date.

 (8) Includes 37,500 shares subject to options exercisable on or before July 31, 1995, of which 25,000 will be vested as of such date and the remaining 12,500 would be subject to repurchase by the Company until vested.

 (9) Includes 33,000 shares subject to options exercisable on or before July 31, 1995, of which 28,000 will be vested as of such date and the remaining 5,000 would be subject to repurchase by the Company until vested.

(10) Represents 34,250 shares subject to options exercisable on or before July 31, 1995, of which 21,750 will be vested as of such date and the remaining 12,500 would be subject to repurchase by the Company until vested.

(11) Includes 614,737 shares subject to options held by executive officers and directors exercisable on or before July 31, 1995, 312,661 of which will be vested as of such date and the remaining 302,076 of which would be subject to repurchase by the Company until vested. See Notes 1 through 10.

                             ELECTION OF DIRECTORS

     A Board of five directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote all of the proxies received by them for the Company's five nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner and in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. In the event that any of the nominees shall become unavailable, the proxy holders will vote in their discretion for a substitute nominee. It is not expected that any nominee will be unavailable. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders and until his successor has been elected and qualified.

VOTE REQUIRED

     The five nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no legal effect under California law. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions and broker non-votes in the election of directors, the Company believes that both abstentions and broker non-votes should be counted for purposes of whether a quorum is present at the Annual Meeting, but are not counted toward the election of any nominee. In the absence of precedent to the contrary, the Company intends to treat abstentions and broker non-votes with respect to the election of directors in this manner.

NOMINEES FOR ELECTION TO BOARD

     The names and certain information about the nominees of management are set forth below. The Board of Directors recommends that shareholders vote "FOR" the nominees listed below.

                                                                          DIRECTOR
        NAME             AGE             PRINCIPAL OCCUPATION              SINCE
- ---------------------    ---     -------------------------------------    --------
Jack C. Carsten          53      Private Investor and Consultant            1990
Arthur J. Collmeyer      53      Chairman of the Board of the Company       1981
Barry L. Cox             52      President and Chief Executive Officer      1992
                                 of the Company
David L. Gellatly        52      Marketing Consultant                         --
W. Frank King III        55      President, Pencom Software                 1989

     Except as set forth below, each of the nominees has been engaged in the principal occupation described above during the past five years. There is no family relationship between any director or executive officer of the Company.

     Jack C. Carsten has been a director of the Company since March 1990. Mr. Carsten has over 25 years of experience in the semiconductor business, having worked for Texas Instruments from 1963 to 1975, and as a Vice President of Intel Corporation from 1975 to 1987, where he was responsible for their Microcomputer and Memory businesses. In 1988, he became a General Partner of U.S. Venture Partners, a venture capital partnership, and in 1990 he formed a private investment firm, Technology Investments. Mr. Carsten is on the board of Comerica-California, a bank and savings and loan holding company, and three privately held firms. He holds a B.S. degree in physics from Duke University.

     Arthur J. Collmeyer joined the Company in November 1981 and has been the Chairman of the Board since that time. He also served as President of the Company from November 1981 until April 1992, and as Chief Executive Officer from November 1981 until October 1993. Dr. Collmeyer has more than 20 years of experience in the electronics industry. Prior to joining the Company, Dr. Collmeyer served as Senior Vice President and General Manager of the Microelectronics Division of Calma Company. Before that, he served as manager of CAD systems development at Xerox Corporation, and also spent several years at Motorola. Dr. Collmeyer is a director of STAC Electronics, a data compression company, and one privately held company. Dr. Collmeyer holds a B.S. and an M.S. in electrical engineering from the University of Illinois, and a Ph.D. in electrical engineering from Southern Methodist University.

     Barry L. Cox joined the Company in April 1992 as President and Chief Operating Officer and was named Chief Executive Officer in October 1993. Mr. Cox was a founder of ATEQ Corporation, a semiconductor capital equipment manufacturer, and from 1987 to 1992 served as its President and Chief Executive Officer. Mr. Cox's experiences prior to joining ATEQ include eight years with Intel Corporation, most recently as Vice President and General Manager of Intel Europe, six years with Texas Instruments in various marketing positions and four years as a U.S. Air Force officer. Mr. Cox is a director of Photon Dynamics, Inc. He holds a B.S. in engineering from the U.S. Air Force Academy and an M.B.A. from Boston University.

     David L. Gellatly has over 20 years of marketing experience in the semiconductor business including various positions with Intel's microprocessor group from 1976 to 1981. Since 1982, with the exception of a brief period from 1991 to 1992 when he served as President and Chief Executive Officer of Austek Microsystems, he has been an independent marketing consultant providing services to many leading companies in semiconductor and other high technology businesses. His clients have included IBM, Apple, Intel, Cyrix, National Semiconductor, Siemens and others. Mr. Gellatly holds a B.S. degree and an M.S. in electrical engineering, both from the University of Minnesota.

     W. Frank King III became a director of the Company in July 1989. Dr. King became President of Pencom Software in 1992. From 1991 to 1992, Dr. King was an independent business consultant and from 1988 to November 1991 he was the Senior Vice President of the Software Business Group of Lotus Development Corporation, a software company. Prior to joining Lotus, Dr. King held various positions with International Business Machines Corporation for over 19 years, most recently as Vice President of Develop-ment for IBM's Entry Systems Division. He is a director of Excalibur Technologies, State of the Art, Inc., Auspex, Inc. and System Soft, Inc., as well as one privately held company. Dr. King holds a B.S. in electrical engineering from the University of Florida, an M.S. in electrical engineering from Stanford University and a Ph.D. in electrical engineering from Princeton University.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of eight meetings during the year ended December 31, 1994.

     The Audit Committee, which in 1994 consisted of directors Carsten and Patterson, met two times during the last fiscal year. This Committee recommends engagement of the Company's independent public accountants and is primarily responsible for approving the services performed by such accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     The Compensation Committee, which in 1994 consisted of directors King and Patterson, met once during the last fiscal year. This Committee establishes the salary and incentive compensation of the executive officers of the Company.

     The Option Committee, which in 1994 consisted of directors Carsten and King, met eight times during the last fiscal year. The Option Committee administers the Company's employee benefits plans.

     During the year ended December 31, 1994, no director attended fewer than seventy-five percent of the Board of Directors' meetings or any committee meeting on which such director served.

BOARD COMPENSATION

     Non-employee directors are compensated at the rate of $2,250 per quarter for their services as members of the Board of Directors. In addition, non-employee directors are automatically granted options to purchase shares of the Company's Common Stock pursuant to the terms of the Company's 1991 Stock Option Plan (the "Option Plan") on a quarterly basis. Pursuant to the Option Plan, on January 1, April 1, July 1 and October 1, 1994 each non-employee director was granted options to purchase 1,000 shares of Common Stock at exercise prices of $8.31, $7.94, $3.86 and $3.61 per share, respectively. The Board has approved amendment of the Option Plan with respect to grants of options to non-employee directors, and is soliciting shareholder approval for such amendment. For a description of the amendment, please see "Amendment of the 1991 Stock Option Plan" below.

     In addition to the foregoing, two non-employee directors, Jack C. Carsten and W. Frank King III, are performing consulting services for the Company. In connection with the consulting services, such directors have each been granted options to purchase 9,000 shares of Common Stock at an exercise price of $4.63 (the fair market value of the Common Stock on the date of grant). Such options vest monthly over a period of one year.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the compensation paid by the Company for each of the three years in the period ended December 31, 1994 to the Chief Executive Officer and each of the other five most highly compensated executive officers of the Company (the "Named Executive Officers"):

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                                 AWARDS
                                              ANNUAL COMPENSATION              -----------
                                   -----------------------------------------   SECURITIES
    NAME AND PRINCIPAL                                          OTHER ANNUAL   UNDERLYING       ALL OTHER
         POSITION           YEAR    SALARY($)     BONUS($)(1)   COMPENSATION   OPTIONS(#)    COMPENSATION(2)
- --------------------------  -----  ------------   -----------   ------------   -----------   ---------------
Barry L. Cox(3)             1994     $218,231       $    --       $     --            --         $ 1,440
  President and Chief       1993      194,615            --         11,092        70,000           1,440
  Executive Officer         1992      135,192            --         29,836       150,000           1,052

Howard J. Gopen             1994      148,673            --             --        18,000             858
  Vice President,           1993      141,731            --             --            --             812
  Operations                1992      142,260            --             --        66,000             813

Timothy J. Propeck(4)       1994      143,231            --             --        18,000          73,322
  Vice President, Sales     1993      135,000            --             --            --             766
  and Marketing             1992      140,192            --             --        55,000             795

John H. Steinhart(5)        1994      133,850            --             --        11,000          68,753
  Vice President,           1993      128,500            --             --        11,000             720
  Administration            1992      133,442            --             --            --             748

Allen R. Samuels            1994      128,673            --             --        15,400             273
  Vice President,           1993      117,231            --             --         6,000             243
  Business Development      1992       98,819            --             --         6,500             205

Benjamin M. Warren          1994      128,231            --             --        19,000           1,183
     Vice President,        1993       83,077            --             --        30,000             758
     Engineering            1992           --            --             --            --              --

- ---------------

(1) The Company has adopted an Executive Bonus Plan (the "Bonus Plan") pursuant to which officers of the Company may earn annual cash bonuses based on the Company achieving specified profit objectives. No bonuses were paid to officers for 1992, 1993 or 1994.

(2) Amounts indicated under "All Other Compensation" reflect term life insurance premiums paid by the Company under a Company-wide plan and accrued severance benefits, if any.

(3) Mr. Cox joined the Company in April 1992. The amounts indicated under "Other Annual Compensation" reflect relocation and housing support amounts paid to Mr. Cox in 1992 and the first part of 1993.

(4) Mr. Propeck resigned as an officer of the Company in December 1994. Amounts indicated under "All Other Compensation" include $72,500 of severance benefits accrued in 1994, pursuant to an agreement for termination of employment.

(5) Mr. Steinhart resigned as an officer of the Company in December 1994. Amounts indicated under "All Other Compensation" include $67,500 of severance benefits accrued in 1994, pursuant to an agreement for termination of employment.

     Option Grants in Last Fiscal Year. The following table sets forth each grant of stock options made during the year ended December 31, 1994 to each of the Named Executive Officers:

                                                                                           POTENTIAL
                                                                                          REALIZABLE
                                                  INDIVIDUAL GRANTS                    VALUE AT ASSUMED
                                   ------------------------------------------------     ANNUAL RATES OF
                                   NUMBER OF    % OF TOTAL                                   STOCK
                                   SECURITIES    OPTIONS                              PRICE APPRECIATION
                                   UNDERLYING   GRANTED TO    EXERCISE                FOR OPTION TERM(1)
                                    OPTIONS    EMPLOYEES IN    PRICE     EXPIRATION   -------------------
              NAME                 GRANTED(#)  FISCAL YEAR     ($/SH)       DATE         5%        10%
- ---------------------------------  ---------   ------------   --------   ----------   --------   --------
Barry L. Cox.....................        --          --        $   --            --   $     --   $     --
Howard J. Gopen..................    18,000          4%          8.30       3/11/04     93,957    238,105
Timothy J. Propeck...............    18,000          4%          8.30       3/11/04     93,957    238,105
John H. Steinhart................    11,000          2%          8.30       3/11/04     57,418    145,509
Allen R. Samuels.................    15,400          3%          8.30       3/11/04     80,385    203,712
Benjamin M. Warren...............    12,000          3%          8.30       3/11/04     62,638    158,737
                                      7,000          2%          3.64       7/19/04     16,024     40,609

- ---------------

(1) Potential realizable value is based on an assumption that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values. None of the Named Executive Officers exercised options in 1994. The following table sets forth, for each of the Named Executive Officers, the year-end value of unexercised options as of December 31, 1994:

                                                     NUMBER OF SECURITIES
                                                          UNDERLYING             VALUE(1) OF UNEXERCISED
                                                      UNEXERCISED OPTIONS              IN-THE-MONEY
                                                        AT YEAR-END(#):            OPTIONS AT YEAR-END:
                      NAME                         EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(2)
- -------------------------------------------------  -------------------------   ----------------------------
Barry L. Cox.....................................        77,500/142,500                     --
Howard J. Gopen..................................        18,105/ 45,895                     --
Timothy J. Propeck...............................        30,283/ 42,717                     --
John H. Steinhart................................        55,667/ 33,083                     --
Allen R. Samuels.................................        26,188/ 30,383                     --
Benjamin M. Warren...............................        13,104/ 35,896                     --

- ---------------

(1) Market value of underlying securities at year-end minus the exercise price. At December 31,1994, option exercise prices exceeded market value.

(2) Options granted pursuant to the 1991 Option Plan are generally exercisable by the optionee ahead of vesting. Unvested shares purchased on exercise of an option are subject to a repurchase right of the Company, and may not be sold by an optionee until the shares vest. Options indicated as "Exercisable" are those options which were both vested and exercisable as of December 31, 1994. All other options are indicated as "Unexercisable."

REPORT OF THE COMPENSATION COMMITTEE

     The following is the Report of the Compensation Committee of the Company, describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the year ended on December 31, 1994. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into such filing.

  TO THE BOARD OF DIRECTORS:

     This report is provided by the Compensation Committee of the Board of Directors (the "Committee") to assist shareholders in understanding the Committee's objectives and procedures in establishing the compensation of Weitek's Chief Executive Officer and other executive officers of the Company. The Committee is responsible for determining the base salaries and target incentives for the executive officers of the Company at the beginning of the fiscal year.

     The objectives of the Committee are to provide the Company a means of attracting and retaining outstanding executives by providing total compensation opportunity that is competitive with semiconductor companies of comparable size and complexity; to align executive compensation with long-term business and performance objectives; to maintain an appropriate balance between base salary and short-term and long-term incentive opportunity; and to recognize sustained outstanding individual performance by rewarding individuals who contribute significantly to the long-term success of the Company. The executive compensation program is based on the same principles that guide compensation for all of the Company's employees.

     Committee members in 1994 were W. Frank King III and James L. Patterson, both of whom were independent, non-employee members of the Board of Directors. The Committee generally meets one to three times a year. The Committee solicits performance information and competitive salary data from the Company's Chief Executive Officer and the Director of Human Resources. Neither member of the Committee has any interlocking relationship as defined by the Securities and Exchange Commission.

     In making its compensation decisions, the Committee considers base compensation, incentive bonus compensation and long-term compensation. Over the past several years, including 1994, the Committee believes that the base salaries and annual incentive bonus of the Company's executives are at or slightly below the levels of comparable semiconductor companies. The long-term incentive in the form of stock options is intended to provide higher returns than competitors' plans when the Company outperforms its competitors and peer companies.

     Base Compensation. The Committee uses an independent compensation survey that focuses on high technology companies to provide compensation data for companies similar in size and business and which would likely compete for persons of similar skill and experience in the hiring of their executive officers. The Committee then determines base salaries after an analysis of competitive salary ranges provided by the independent compensation survey, other relevant survey data, and careful consideration of the Company's performance over the past year and the individual officer's contribution to the Company's business and financial results. Among the specific factors the Committee takes into consideration in determining base salaries are: (1) the overall economy;
(2) long-term Company goals and objectives, including new product hardware and software development, improvements in hardware design methodology and development tools, new foundry arrangements and penetration of target markets; and (3) comparison of the Company's growth rate and financial results against those of the previous year and against the growth rates and financial results of the Company's competitors and other peer companies.

     In March 1994, Barry Cox, President and Chief Executive Officer, was given a salary increase of ten thousand dollars, raising his annual salary from $210,000 to $220,000. The base compensation of the four other highest paid officers was also increased in March 1994. These salary adjustments were based on individual performance and contribution, a review of competitive salary data from peer companies and data from independent compensation surveys.

     Bonus Plan. All officers and a number of key employees are included in the annual incentive compensation plan (the "Bonus Plan"). The Bonus Plan is proposed to the Committee each fiscal year by the

Chief Executive Officer based on the year's operating plans. Compensation under the Bonus Plan is based primarily on the Company's operating income; however, other strategic goals may also be considered in the Bonus Plan. For 1994, the Bonus Plan provided for up to 75% of base salary to Chairman and the CEO/President and 60% of base salary to other officers of the Company based on exceeding 1994 financial objectives. Since the operating income target for the year was not met, no bonuses were paid to any officer.

     Long-Term Incentive Compensation. Long-term compensation approved by the Committee is in the form of stock options. The Committee places special emphasis on equity-based compensation to attract outstanding leadership for the Company, to motivate officers to keep a focus on multi-year objectives, growth and shareholder value, and to preserve cash for its operations. Stock options are granted under the Company's 1991 Stock Option Plan in accordance with the Company's objectives. Upon joining the Company, officers are granted options to purchase Common Stock at the fair-market value in effect on the date of grant. These initial options vest over a period of five years. Additional grants may be made to officers when the Committee believes that the officer has demonstrated greater potential, ability or output than may have been evident upon hire, or on the basis of expanded responsibilities and to remain competitive with similar companies. After two years of vesting of the initial stock option, officers are eligible for a "replenishment" option. The effect of this replenishment option is to keep four years' worth of options out in front of each officer as a form of long-term incentive to increase the stock value for all shareholders.

               W. FRANK KING III               JAMES L. PATTERSON

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC"). Such officers, directors and ten-percent shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, the Company believes that, during the fiscal year ended December 31, 1994, all
Section 16(a) filing requirements applicable to its officers, directors and ten-percent shareholders were complied with.

PERFORMANCE GRAPH

     The following is a line graph comparing the cumulative total return to shareholders of the Company's Common Stock since December 31, 1989 to the cumulative total return over such period of (i) the NASDAQ Stock Market (U.S.) Index and (ii) the NASDAQ Electronic Component Stock Index. The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

        COMPARISON OF CUMULATIVE TOTAL RETURN* AMONG WEITEK CORPORATION,
    THE NASDAQ STOCK MARKET (U.S.) INDEX AND NASDAQ ELECTRONIC COMPONENT STOCK
                                    INDEX**

                                                                 NASDAQ ELEC-
                                                 NASDAQ STOCK     TRONIC COM-
      MEASUREMENT PERIOD                         MARKET (U.S.)   PONENT STOCK
    (FISCAL YEAR COVERED)           WEITEK           INDEX          INDEX
1989                                       100             100             100
1990                                        45              85              97
1991                                        36             136             138
1992                                        42             159             216
1993                                        52             181             296
1994                                        12             177             328

                    AMENDMENT OF THE 1991 STOCK OPTION PLAN

BACKGROUND; PROPOSED AMENDMENT

     The 1991 Stock Option Plan (the "Option Plan") was adopted by the Board of Directors and shareholders of the Company in 1991. A total of 2,100,000 shares of Common Stock have been reserved for issuance under the Option Plan.

     The Board of Directors has approved amendments to the Option Plan:

           (i) to increase the number of and to alter the terms of options to purchase shares of Common Stock which are automatically granted to the Outside Directors (as defined) of the Company.

          (ii) to limit the discretion allowed with respect to the number of options that may be granted to any optionee in a single fiscal year of the Company.

     The amendment to the Option Plan with respect to automatic grants of options to Outside Directors would change the procedure in which Outside Directors receive options to purchase shares of Common Stock. Currently, Outside Directors are granted an initial option to purchase 12,000 shares of Common Stock when they become an Outside Director and quarterly options to purchase 1,000 shares of Common Stock. The initial options vest quarterly over three years. The quarterly options vest on the third anniversary of the date of grant. The proposed amendment provides that each Outside Director will automatically be granted an initial option to purchase up to 6,000 shares of Common Stock (the actual number is determined according to a formula that considers how much time will elapse between the date of joining the Board and the date of the next annual meeting at which additional options will automatically be granted) and an annual option to purchase 6,000 shares of Common Stock. In addition, in connection with adoption of these amendments to the Option Plan, each person who was an outside director on May 5, 1995 was granted an option to purchase 6,000 shares of common stock. All of such options vest as to one-twelfth of the shares of Common Stock subject to such options each full month following the date of grant. The Company believes that this amendment to its Option Plan will enable the Company to attract and retain the best available Outside Directors. For a further description of the terms of Outside Director Options, see "Summary of the 1991 Stock Option Plan -- Outside Directors' Options."

     The limitation on the discretion allowed with respect to the number of options that may be granted to any given optionee in a single fiscal year is intended to preserve the Company's ability to deduct for federal income tax purposes, the compensation expense relating to stock options granted to certain executive officers under the Option Plan. Without this provision in the Option Plan, the federal tax legislation enacted in August 1993 might limit the Company's ability to deduct such compensation expense. The limitation provides that no employee may be granted in any one fiscal year options to receive more than 250,000 shares of Common Stock.

     The shareholders are being requested to consider and approve the amendments to the Option Plan described above.

     As of May 31, 1995, a total of 2,100,000 shares of Common Stock had been reserved for issuance under the Option Plan, of which options to purchase 1,570,076 shares were outstanding and 466,894 shares were available for future grant.

VOTE REQUIRED

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE AMENDMENTS TO THE OPTION PLAN.

     The affirmative vote of a majority of the Votes Cast will be required under California law to approve the amendment to the Plan. For this purpose, the "Votes Cast" are defined under California law to be the shares of the Company's Common Stock represented and "voting" at the Annual Meeting. In addition, the affirmative votes must constitute at least a majority of the required quorum, which quorum is a majority of the shares outstanding on the Record Date. Votes that are cast against the proposal will be counted for purposes of determining
(i) the presence or absence of a quorum and (ii) the total number of Votes Cast with respect to the proposal. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions in the counting of votes with respect to a proposal such as the amendment of the Plan, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to the proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the proposal.

SUMMARY OF 1991 STOCK OPTION PLAN

GENERAL

     The Option Plan was adopted by the Board in April 1991, and approved by the shareholders in June 1991. Options granted under the Option Plan may be either "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) or non-statutory options (collectively, the

"Options"). See the section entitled "Tax Information" concerning the tax treatment of both incentive stock options and non-statutory stock options.

     The Option Plan is not qualified under Section 401(a) of the Code and is not subject to the Employee Retirement Income Security Act of 1974, as amended.

PURPOSE

     The purposes of the Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to directors, employees and consultants of Weitek and its subsidiaries and to promote the success of Weitek's business.

ADMINISTRATION

     The Option Plan is administered either by the Board or by a committee of the Board consisting of at least two persons, all of whom must be directors of Weitek ("Directors"). The Option Plan is currently administered by the Option Committee of the Board. The interpretation of the Option Plan by the Board is final and conclusive. Members of the Board receive no compensation for their services in connection with the administration of the Option Plan.

ELIGIBILITY

     The Option Plan provides that Options may be granted to the directors, officers, employees and consultants of Weitek and its majority-owned subsidiaries. Except for non-employee Directors ("Outside Directors"), the Board selects the optionees and determines the number of shares subject to each Option. In making this determination, the Board takes into account the duties and responsibilities of the optionee, the value of the optionee's services, the optionee's present and potential contributions to the success of Weitek and other relevant factors.

OUTSIDE DIRECTORS' OPTIONS

     Options may be granted to Outside Directors under the Option Plan only pursuant to an automatic, non-discretionary grant mechanism. The Option Plan provides that on May 5, 1995, each person who is then an Outside Director will automatically be granted a "1995 Option" to purchase 6,000 shares of Common Stock. Additionally, on the day following the date of each of the Company's annual shareholders' meetings (beginning with the shareholders' meeting in 1996), each Outside Director will automatically be granted a "Renewal Option" to purchase 6,000 shares of Common Stock. Finally, on the date that a person becomes an Outside Director (other than by vote of the shareholders at the Company's annual meeting) such Outside Director shall be granted an "Initial Option", on a one time basis, to purchase a fraction (based on the length of time elapsed from the most recently held annual shareholders' meeting of Weitek) of 6,000 shares of Common Stock. The terms of 1995, Renewal and Initial Options granted to Outside Directors are as follows: (1) the term of the option shall be ten (10) years; (2) the option shall be exercisable only while the Outside Director remains a Director or within three months after termination of status as a Director (except upon the death of such Director); (3) the exercise price per share of Common Stock shall be 100% of the fair market value on the date of grant of the option; and (4) the options shall vest as to one-twelfth of the shares of Common Stock subject to such options each full month following the date of grant of the options with such vesting conditioned upon the Outside Director remaining in continuous status as a Director upon such vesting dates. The Option Plan provides that the provisions relating to grants of options to Outside Directors may not be amended more than once every six months.

TERMS OF OPTIONS

     Except for option grants to Outside Directors, the provisions that apply to Options granted under the Option Plan are determined by the Board. Each Option is evidenced by an option agreement between Weitek and the optionee receiving the Option, and is subject to the following:

     Exercisability. The Board has the discretion to determine when Options can be exercised. Generally, Options granted to employees may be exercised at any time before expiration and so long as the optionee remains employed by Weitek and enters into a Stock Restriction Agreement which grants Weitek the right to repurchase, at the original exercise price, any shares that are not vested at the time the optionee's employment is terminated. Initial options typically vest over a five-year period at the rate of 1/5 of the shares subject to the Option at the end of the first year and at the rate of 1/60 of the shares at the end of each calendar month thereafter. An Option is exercised by giving written notice to Weitek, which specifies the number of shares to be purchased, and by tendering payment of the purchase price. Payment for shares issued upon exercise of an option may consist of cash, check or such other consideration as may be determined by the Board.

     Exercise Price. The exercise price of Options is determined by the Board but may in no event be less than the fair market value of the Common Stock on the date the Option is granted, in the case of incentive stock options, and not less than 85% of fair market value of the Common Stock on the date the Option is granted, in the case of non-statutory stock options. Options granted to 10% shareholders are subject to the additional restriction that the exercise price be at least 110% of fair market value of the Common Stock on the date of grant. To the extent that the aggregate fair market value of shares (determined as of the date of grant) under an "incentive stock option" which can be exercised for the first time by an optionee during any calendar year exceeds $100,000, such excess amount will be treated as a non-statutory stock option.

     Termination of Status. If an optionee's consulting relationship or director status is terminated for any reason other than death, the Option may be exercised within 30 days after termination (or such other period set by the Board at the time of grant, which may not exceed three months) to the same extent the Option could have been exercised on the date of termination.

     Death. If an optionee dies while an employee, consultant or director, Options may be exercised at any time within six months after death to the extent they could have been exercised had the optionee not died but continued his or her employment, consulting or service on the Board of Directors for another six months. If an optionee dies within one month after termination, Options may be exercised within six months after death, but only to the same extent they could have been exercised on the date of termination.

     Term. Non-statutory options have a maximum term of ten years and one day from the date of grant and incentive stock options have a maximum term of ten years from the date of grant. Non-statutory options granted to 10% shareholders have a maximum term of five years and one day from the date of grant and incentive stock options granted to 10% shareholders have a maximum term of five years from the date of grant or, in either such case, such shorter time as may be provided in the optionee's option agreement. No Option may be exercised after it expires.

     Nontransferability. Options cannot be transferred, other than by will or the laws of descent and distribution. Options can be exercised only by the optionee during the optionee's lifetime or, if the optionee dies, by a person who acquires the right to exercise the Option by bequest, inheritance or otherwise by reason of the optionee's death.

     Limitations. No employee of Weitek shall be granted in any fiscal year Options to purchase more than 250,000 shares of Common Stock, which limitation shall be adjusted proportionately in connection with any change in Weitek's capitalization as discussed below. If an Option is canceled in the same fiscal year in which it was granted, the canceled Option will be counted against the limit set forth above.

     Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Option Plan as may be determined by the Board.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     If a change in Weitek's capitalization results in an exchange of Common Stock for a greater or lesser number of shares (such as a stock split), appropriate adjustment will be made in the exercise price and in the number of shares subject to the Option. If a stock dividend is declared while an Option is outstanding, upon exercise of the Option, each optionee will receive the equivalent number of shares that would have been received had the optionee been the holder of record of the Option shares on the record date of the dividend. Unless the Board provides otherwise, Options will automatically terminate immediately prior to a dissolution or liquidation. In this event, the Board may (in its discretion) accelerate the ability to exercise the Option. If the Company sells all or substantially all of its assets, or merges with or into another corporation, Options shall be assumed or substituted by the successor corporation (or its parent or subsidiary). However, if such successor corporation refuses to assume or substitute an Option, the Board shall, in lieu of such assumption or substitution, make the Option fully exercisable. If the Board, in such event, makes an Option fully exercisable, the Board shall notify the optionee that the optionee has thirty (30) days from the date of the notice to exercise the Option, after which period the Option expires.

AMENDMENT AND TERMINATION OF THE PLAN

     The Board may amend the Option Plan from time to time or may terminate it without approval of the shareholders; provided, however, that the approval of the holders of a majority of the outstanding shares entitled to vote is required for any amendment which increases the number of shares for which Options may be granted, materially changes the standards of eligibility or constitutes an amendment for which shareholders approval is required in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor rule. No action by the Board or the shareholders may unilaterally alter or impair Options previously granted without the consent of the optionee. In any event, the 1991 Option Plan shall terminate on April 10, 2001.

TAX INFORMATION

     Options granted under the Option Plan may be either "incentive stock options," as defined in Section 422 of the Code, or non-statutory stock options.

     Non-Statutory Stock Options. All Options which do not qualify as incentive stock options or which are not specifically designated as such are referred to as non-statutory options. An optionee will not recognize any taxable income at the time a non-statutory option is granted. However, upon exercise, the optionee will recognize ordinary income equal to the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price. Different rules may apply if the optionee is also a director, officer or 10% shareholder, or if the Option is exercised before it is fully vested. Such income, when recognized by Weitek employees, will be subject to tax withholding, either in cash or out of current earnings. Upon resale of the shares by the optionee, any difference between the sales price and the exercise price (to the extent not recognized as ordinary income as provided above) will be treated as capital gain or loss.

     Incentive Stock Options. If an Option granted under the Option Plan is an incentive stock option, the optionee will recognize no income upon grant of the Option and incur no tax liability upon the exercise of the Option unless the optionee is subject to the alternative minimum tax. Weitek will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Gain will be treated as long-term capital gain if a sale or exchange of the shares occurs at least two years after grant and one year after exercise. If these holding periods are not satisfied at the time of sale, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of either the fair market value of the stock at the date of the option exercise or the sale price of the stock. A different rule may apply if the optionee is also a director, officer or 10% shareholder. Any gain recognized on a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as capital gain.

     The foregoing is only a summary of the effect of United States federal income taxation. It does not purport to be complete and does not discuss the income tax laws of any municipality, state or other country.

Optionees should consult with their own tax advisors regarding the tax consequences arising from the receipt and exercise of Options and the disposition of Common Stock issued upon exercise of Options.

RESTRICTION ON RESALE

     Certain directors and officers may be deemed to be "affiliates" as that term is defined under the Securities Act of 1933, as amended. Common Stock acquired under the Option Plan by an affiliate may only be reoffered or resold under an effective registration statement, under Rule 144 or under another exemption from the registration requirements of the Act.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has selected Price Waterhouse LLP, independent accountants, to audit the books, records and accounts of the Company for the current fiscal year ending December 31, 1995. Price Waterhouse LLP has audited the Company's financial statements since the fiscal year ended December 31, 1981.

     The affirmative vote of the holders of a majority of the Company's Common Stock represented and voting at the meeting will be required to approve and ratify the Board's selection of Price Waterhouse LLP. THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" APPROVAL AND RATIFICATION OF SUCH SELECTION. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     A representative of Price Waterhouse LLP is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

                                 OTHER MATTERS

     Management does not intend to bring before the meeting any matters other than those set forth herein, and has no present knowledge that any other matters will or may be brought before the meeting by others. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the Proxies in accordance with their judgement.

     The Company has borne the cost of preparing, assembling and mailing this proxy solicitation material.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          PAUL K. KIDMAN
                                          Secretary

                                                                APPENDIX A

                               WEITEK CORPORATION

                             1991 STOCK OPTION PLAN

                AMENDED AND RESTATED EFFECTIVE AS OF MAY 5, 1995

         1. Purposes of the Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees, Consultants and Directors of the Company and to promote the success of the Company's business. Options granted hereunder may be either "Incentive Stock Options," as defined in Section 422 of the Internal Revenue Code of 1986 or "non-statutory stock options," at the discretion of the Board and as reflected in the terms of the written option agreement.

         2. Definitions. As used herein, the following definitions shall apply:

            (a) "Board" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

            (b) "Common Stock" shall mean the Common Stock of the Company.

            (c) "Company" shall mean Weitek Corporation, a California corporation.

            (d) "Committee" shall mean the Committee appointed by the Board in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

            (e) "Consultant" shall mean any person who is engaged by the Company or any Subsidiary to render consulting services and is compensated for such consulting services.

            (f) "Continuous Status as an Employee, Consultant or Director" shall mean the absence of any interruption or termination of service as an Employee, Consultant or Director. Continuous Status as an Employee, Consultant or Director shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board, provided, however, that such leave is for a period of not more than 90 days, or reemployment upon the expiration of such leave is guaranteed by contract or statute.

            (g) "Director" means a member of the Board of Directors of the Company.

            (h) "Employee" shall mean any person, including officers and directors, employed by the Company or any Subsidiary of the Company which now exists or is hereafter organized or acquired by the Company. The payment of directors' fees by the Company shall not be sufficient to constitute "employment" by the Company.

            (i) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

            (j) "New Outside Director" shall mean a person who first becomes an Outside Director on or after the date on which this Plan is first approved by the Company's shareholders.

            (k) "Option" shall mean a stock option granted pursuant to the Plan.

            (l) "Optioned Stock" shall mean the Common Stock subject to an Option.

            (m) "Optionee" shall mean an Employee, Consultant or Director who receives an Option.

            (n) "Outside Director" shall mean a Director who is not an Employee of the Company.

            (o) "Plan" shall mean this 1991 Incentive Stock Option Plan.

            (p) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

            (q) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

            (r) "Parent" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

         3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 2,100,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

                If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

         4. Administration of the Plan.

                (a) Procedure. The Plan shall be administered by (i) the Board, if the Board may administer the Plan in compliance with Rule 16b-3 promulgated under the Exchange Act, or any successor rule thereto ("Rule 16b-3"), with respect to a plan intended to qualify under Rule 16b-3 as a discretionary plan, or (ii) a Committee designated by the Board to administer the Plan, which Committee shall be constructed to permit the Plan to comply with Rule 16b-3 which respect to a plan intended to qualify thereunder as a discretionary plan. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan.

         (b) Authority. Subject to the general purposes, terms, and conditions of the Plan, the Board shall have full power to implement and carry out the Plan including, but not limited to, the following:

            (i) to select the Employees and Consultants of the Company and its Subsidiaries to whom Options may from time to time be granted hereunder;

            (ii) to determine whether and to what extent Options are granted hereunder;

            (iii) to determine the number of shares of Common Stock to be covered by each such Option granted hereunder;

            (iv) to approve forms of agreement for use under the Plan;

            (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting or exercise acceleration or waiver of forfeiture restrictions regarding any Option and/or the shares of Common Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion);

            (vi) to determine the form of payment that will be acceptable consideration for exercise of an Option granted under the Plan;

            (vii) to determine the fair market value of the Common Stock in accordance with the provisions of Section 8(b); and

            (viii) to reduce the exercise price of any Option to the then current fair market value if the fair market value of the Common Stock covered by such Option shall have declined since the date the Option was granted.

            The Board shall have the authority to construe and interpret the Plan, to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously made by the Board, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

            (c) Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

         5. Eligibility.

            (a) Any Director, Employee or Consultant of the Company or a subsidiary whom the Board deems to have the potential to contribute to the future success of the Company shall be eligible to receive Options under the Plan; provided, however, that any Options granted to Outside Directors shall only be made in accordance with Section 11 and that Incentive Stock Options may be granted only to Employees.

            (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate fair market value of the shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company) exceed $100,000, such Options shall be treated as Nonstatutory Stock Options.

            (c) For purposes of Section 5(b), Options shall be taken into account in the order in which they were granted, and the fair market value of the shares shall be determined as of the time the Option with respect to such shares is granted.

            (d) The Plan shall not confer upon any Optionee any right with respect to continuation of employment by the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment at any time.

            (e) The following limitations shall apply to grants of Options to
Employees:

               (i) No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 250,000 Shares.

               (ii) The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 12.

               (iii) If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 12), the canceled Option will be counted against the limit set forth in Section 5(e)(i). For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

         6. Term of Plan. The Plan shall become effective upon its adoption by the Board and its approval by vote of the holders of a majority of the outstanding shares of the Company entitled to vote on the adoption of the Plan. The Plan shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 of the Plan.

         7. Term of Option; Rule 16b-3; Option Agreements.

                  (a) The term of each Option shall be ten (10) years and one
(1) day from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement; provided, however, that the term of an Incentive Stock Option shall not exceed ten (10) years from the date of grant. However, in the case of an Option granted under the Plan to an Employee, Consultant or Director who, immediately before the option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be (i) in the case of an Incentive Stock Option, five (5) years from the date of grant or (ii) in the case of a nonstatutory stock option, five (5) years and one (1) day from the date of grant, or, in either such case, such shorter time as may be provided in the Stock Option Agreement.

                  (b) Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemptions of the Exchange Act with respect to Plan transactions.

                  (c) Options shall be evidenced by written option agreements in such form as the Board shall approve. The Board shall cause each option granted hereunder to be clearly designated in such option agreement, at the time of grant, as to whether or not it is intended to qualify as an Incentive Stock Option.

               8. Exercise Price; Determination of Fair Market Value; Consideration.

                  (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

                       (i)  In the case of an Incentive Stock Option:

                            (1) granted to an Employee who, at the time of the
grant of the Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant; or

                            (2) granted to any Employee who, at the time of
grant of the Option owns stock representing ten percent (10%) or less of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 100% of the fair market value per Share on the date of grant.
                      (ii)  In the case of a non-statutory stock option:

                            (1) granted to a person who at the time of the grant
of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of the grant; or

                            (2) subject to Section 11 if applicable, granted to
any person who, at the time of grant of the Option owns stock representing ten percent (10%) or less of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 85% of the fair market value per Share on the date of grant.

                  (b) The fair market value shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the reported bid and asked prices for the Common Stock as of the date of grant, or, in the event the Common Stock is listed on a stock exchange or quoted on the NASDAQ National Market System, the fair market value per Share shall be the average of the closing prices on such exchange or NASDAQ for the ten (10) business days preceding the date of grant of the Option.

                  (c) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of cash or promissory notes, a combination thereof, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Sections 408 and 409 of the California General Corporation Law. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company (Section 315(b) of the California General Corporation Law).

         9.       Exercise of Option.

                  (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan; provided, however, that in no event shall any Option be exercisable prior to obtaining shareholder approval of the Plan. For purposes of this provision, an incentive stock option shall be treated as outstanding until such option is exercised in full or expires by reason of lapse of time.

                  An Option may not be exercised for a fraction of a Share.

                  An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of cash, a promissory note, or by surrender of shares of Common Stock which (i) either have been owned by the Optionee for more than six (6) months on the date or surrender or were not acquired directly or indirectly from the Company, and (ii) have a fair market value on the date of surrender equal to the purchase price of the shares as to which said Option shall be exercised, delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the

Company of the sale or loan proceeds required to pay the exercise price, or any combination of such consideration. Until the Company receives written notice of such exercise and full payment for the Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Shares. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

                  Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                  (b) Termination of Status as an Employee, Consultant or Director. If an Employee, Consultant or Director ceases to serve as an Employee, Consultant or Director, as the case may be, he may, but only within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Board at the time of grant) after the date he ceases to be an Employee, Consultant or Director, as the case may be, of the Company, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise an Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

                  (c) Death of Optionee. In the event of the death of an
Optionee:

                    (i) during the option period who is at the time of his death an Employee, Consultant or Director of the Company and who shall have been in Continuous Status as an Employee, Consultant or Director, as the case may be, since the date of grant of the Option, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living six (6) months after the date of death; or

                    (ii) within one (1) month after the termination of Continuous Status as an Employee, Consultant or Director, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

                  (d) Rule 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemptions of the Exchange Act with respect to Plan transactions.

         10. Non-Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

         11. Grants to Outside Directors. The provisions set forth in this
Section 11 shall not be amended more than once every six months. All grants of Options hereunder shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

             (a) No Discretion. No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of shares to be covered by Options granted to Outside Directors; provided, however, that nothing in this Plan shall be construed to prevent an Outside Director from declining to receive an Option under this Plan.

             (b) 1995 Options. On April 18, 1995, each person who is then an Outside Director shall be granted an Option (a "1995 Option") to purchase 6,000 Shares.

             (c) Annual Renewal Options. On the day following the date of each Company annual shareholders' meeting (beginning with the shareholders' meeting in 1996) each person who is then an Outside Director shall be granted an Option (a "Renewal Option") to purchase 6,000 Shares.

             (d) Initial Options. Each New Outside Director who becomes such other than by the vote of the shareholders of the Company at the Company's annual meeting of shareholders shall be granted an initial option (an "Initial Option"), on a one-time basis, on the date that such person becomes an Outside Director. The number of Shares subject to such Initial Option shall be determined by multiplying 6,000 by a fraction, the numerator of which shall be determined by subtracting the number of full days elapsed from the most recently held Company annual shareholders' meeting to the day of such individual becoming an Outside Director from three hundred and sixty-five and the numerator of which shall be three hundred and sixty-five.

             (e) Option Terms. The terms of the 1995, Renewal and Initial Options shall be as follows:

                 (i) the term shall be ten (10) years;

                (ii) the Options shall be exercisable only while the Outside Director remains a Director or within three months after termination of status as a Director (except upon the Death of such an Optionee, in which case the provisions of Section 9(c) shall apply;

               (iii) the exercise price per share of Common Stock shall be 100% of the fair market value on the date of grant of the Options (such fair market value to be calculated as set forth in Section 8(b) hereof);

                (iv) the Options shall vest as to one-twelfth of the Shares subject to such Options each full month following the date of grant of the Options (e.g., an Option granted on April 6, 1996 would be one-twelfth vested on May 6, 1996), with such vesting conditioned upon the Outside Director remaining in Continuous Status as a Director upon such vesting dates; provided, however, that the 1995 Options shall not become exercisable until shareholder approval of the April 18 amendments to the Plan is obtained;

                       (v) Full payment for the Shares may consist of any of the following types of consideration:

                           (1)  cash; or

                           (2)  check; or

                           (3) delivery of a properly executed exercise notice
together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

                           (4) surrender of shares of Common Stock which (i)
either have been owned by the Optionee for more than six (6) months on the date or surrender or were not acquired directly or indirectly from the Company, and
(ii) have a fair market value on the date of surrender equal to the purchase price of the shares as to which said Option shall be exercised.

         12. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation of an Option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

             In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation (or a parent or subsidiary of such successor corporation), unless such successor corporation does not agree to assume the Option or to substitute an equivalent option, in which case the Board shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.

         13. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee, Consultant or Director to whom an Option is so granted within a reasonable time after the date of such grant.

         14.  Amendment and Termination of the Plan.

              (a) Amendment and Termination. The Board of Directors may amend the Plan at any time or from time to time or may terminate it without approval of the stockholders; provided, however, that the approval of the holders of a majority of the outstanding shares of the Company entitled to vote is required for any amendment which increases the number of shares for which options may be granted, materially changes the standards of eligibility, or constitutes an amendment for which stockholder approval is required in order to comply with Rule 16b-3 under the Exchange Act or Section 422 of the Code. However, no such action by the Board of Directors or stockholders may unilaterally alter or impair any option previously granted under the Plan without the consent of the optionee.

              (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless otherwise agreed in writing by the Optionee and the Company.

         15. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an Option granted under the Plan unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

              As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such

Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

         16. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

                  Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         17.      Shareholder Approval.

                  (a) Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders' meeting, it must be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company, or if such shareholder approval is obtained by written consent it must be obtained by the unanimous written consent of all shareholders of the Company; provided, however, that approval at a meeting or by written consent may be obtained by a lesser degree of shareholder approval if the Board determines, in its discretion after consolation with the Company's legal counsel, that such a lesser degree of shareholder approval will comply with all applicable laws and will not adversely affect the qualification of the Plan under Section 422 of the Code.

                  (b) For so long as the Company has a class of equity securities registered pursuant to Section 12 of the Exchange Act, any required approval of the shareholders of the Company obtained after such registration shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.


Adopted by the Board of Directors on
April 10, 1991 and approved by the
shareholders on June 18, 1991.

Amended by the Board of Directors on
April 16, 1992 and approved by the
Shareholders on June 18, 1992

Amended by the Board of Directors on
March 18, 1993 and approved by the
Shareholders on June 17, 1993.

Amended by the Board of Directors on
April 18, 1995 and approved by the
Shareholders on [July , 1995].

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
P
R                              WEITEK CORPORATION
O
X                PROXY FOR 1995 ANNUAL MEETING OF SHAREHOLDERS
Y                                JULY 26, 1995


        The undersigned shareholder of Weitek Corporation, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and hereby appoints Barry L. Cox and Paul K. Kidman, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Weitek Corporation, to be held on July 26, 1995, at 3:00 p.m., local time, at the Company's headquarters located at 1060 E. Arques Ave., Sunnyvale, California, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the following matters and in the following manner as set forth on the reverse side.

        TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENEVELOPE.

                                                                -----------
                                                                SEE REVERSE
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SIDE
                                                                -----------

/X/ Please mark
    votes as in
    this example.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS, "FOR" THE AMENDMENT OF THE COMPANY'S 1991 STOCK OPTION PLAN AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

1.  ELECTION OF DIRECTORS:

Nominees: Jack C. Carsten; Arthur J. Collmeyer; Barry L. Cox; David L. Gellatly; and W. Frank King, III.

    / / FOR      / / WITHHELD

For, all nominees except as noted below

- --------------------------------------------------------------------------------

2.  Proposal to approve the amendment of the Company's 1991 Stock Option Plan.

    / / FOR     / / AGAINST     / / ABSTAIN

3. Proposal to ratify the appointment of Price Waterhouse LLP as the independent accountants of the Company for the year ending December 31, 1995:

    / / FOR     / / AGAINST     / / ABSTAIN

    and, in their discretion to vote upon such other matter or matters which may properly come before the meeting, or any adjournment or adjournments thereof.

    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  / /

    MARK HERE IF YOU PLAN TO ATTEND THE MEETING    / /

This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Signature: ____________________________________ Date _____________

Signature: ____________________________________ Date _____________